MUTUAL RELEASE AGREEMENT

This Mutual Release (the “Agreement”), made as of January 31, 2008, is effective as of the date on which FORGEHOUSE, LLC, a limited liability company organized under the laws of Georgia (“FH”), and MILK BOTTLE CARDS INC., a corporation organized under the laws of Nevada (“Publico”; collectively with FH, the “US Parties”), consummate a transaction of the nature referenced in Publico’s Preliminary Schedule 14C, as filed with the Securities and Exchange Commission on December 17, 2007 (the “Effective Date”) and is entered into by and among FH, Publico, Arngrove Group Holdings Ltd, a company organized under the laws of England (“Arngrove”), After All Ltd., a private limited company governed by the laws of England (“After All”; collectively, with Arngrove, the “Noteholders”), and Paul Grootendorst, a citizen of the United Kingdom, Bryan Irving, a citizen of the United Kingdom, Brooks Mileson, a citizen of the United Kingdom, and Ian Morl, a citizen of the United Kingdom (collectively, the “Investors”; collectively with the Noteholders, the “UK Parties”).

In consideration of the mutual promises and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do agree as follows:

1.	General Release by the UK Parties.

Release of Claims Against the US Released Parties. Subject to the last sentence of this Section 1, each of the UK Parties, severally, for themselves, their respective executors, heirs, administrators, Affiliates, successors and assigns, and guardians, and each of their respective past, present, and future officers, directors, interest holders or stockholders, owners, employees, consultants, agents, attorneys, and representatives and others acting for, on behalf of, or claiming by, through, or under any of the foregoing, hereby irrevocably and unconditionally release and forever discharge each of the US Parties and their respective executors, heirs, administrators, Affiliates, successors, assigns, and guardians, and each of their respective past, present, and future officers, directors, interest holders or stockholders, owners, employees, consultants, agents, attorneys, and representatives and others acting for, on behalf of, or claiming by, through, or under any of the foregoing (collectively, the “US Released Parties”) from, and with respect to, any and all past, present or future claims, assessments, charges, causes of action or actions, costs, damages, debts, demands, expenses, fees (attorneys’ and other), lawsuits, rights to defense or indemnity, liabilities, and obligations whatsoever (the “UK Parties Claims”), that the UK Parties now have, ever had, or may in the future have, against the US Released Parties, whether the same be at law, in equity, or mixed, whether sounding in tort, in contract or otherwise, whether known or unknown, suspected or unsuspected, now existing or which may arise hereafter, contingent, liquidated or accrued, but in each case arising out of or related to, any matter, cause, or event which has happened, developed, or occurred on or before the Effective Date, including but not limited to all UK Parties Claims arising out of, based on, pertaining to, or in any way related to or connected with any of the following: breach, partial performance, or non-performance of oral or written contracts, misrepresentation, negligence, gross negligence, willful misconduct, fraud, breaches of any covenant of good faith and fair dealing, breaches of any fiduciary duty (whether of care, loyalty or otherwise), the Membership Interests in FH, the UK Parties’ relationship with any of the US Released Parties, or the offer, sale, or repurchase of the Interests, the Promissory Notes of FH in favor of the Noteholders or the changes in terms to or amendments of the Promissory Notes, or relating to, based upon or connected with any decision, conduct, action, omission, or undertaking by any of the US Released Parties on or prior to the Effective Date or any Legal Requirement of the United States or any state thereof or of any other U.S. or non-U.S. jurisdiction affecting or relating to the offer, sale or repurchase of the Interests or the modifications or amendments of the Promissory Notes that any of the UK Parties, as appropriate, ever had, now have, or claim to have against the US Released Parties. Notwithstanding the foregoing releases, none of the UK Parties waives any rights or claims against any of the US Released Parties that may arise from any breach of this Agreement by any of the US Parties. Further, notwithstanding the foregoing releases, none of the Investors waives any rights or claims against any of the US Released Parties that any of the Investors may have against any of the US Released Parties that may arise from any breach by any of the US Parties of that certain Interest Purchase Agreement, dated as of the date hereof, by and among Publico and the Investors.

2.	General Release by the US Parties.

Release of Claims Against the UK Released Parties. Subject to the last sentence of this Section 2, each of the US Parties, severally, for themselves, their respective executors, heirs, administrators, Affiliates, successors and assigns, and guardians, and each of their respective past, present, and future officers, directors, interest holders or stockholders, owners, employees, consultants, agents, attorneys, and representatives and others acting for, on behalf of, or claiming by, through, or under any of the foregoing, hereby irrevocably and unconditionally release, and forever discharge each of the UK Parties and their respective executors, heirs, administrators, Affiliates, successors, assigns, and guardians, and each of their respective past, present, and future officers, directors, interest holders or stockholders, owners, employees, consultants, agents, attorneys, and representatives and others acting for, on behalf of, or claiming by, through, or under any of the foregoing (collectively, the “UK Released Parties”) from, and with respect to, any and all past, present or future claims, assessments, charges, causes of action or actions, costs, damages, debts, demands, expenses, fees (attorneys’ and other), lawsuits, rights to defense or indemnity, liabilities, and obligations whatsoever (“US Parties Claims”) that the US Parties now have, ever had or may in the future have against the UK Released Parties, whether the same be at law, in equity or mixed, whether sounding in tort, in contract or otherwise, whether known or unknown, suspected or unsuspected, now existing or which may arise hereafter, contingent, liquidated, or accrued, but in each case arising out of or related to, any matter, cause or event which has happened, developed or occurred on or before the Effective Date, including but not limited to all US Parties Claims arising out of, based on, pertaining to, in any way related to or connected with any of the following: breach, partial performance, or non-performance of oral or written contracts, misrepresentation, negligence, gross negligence, willful misconduct, fraud, breaches of any covenant of good faith and fair dealing, breaches of any fiduciary duty (whether of care, loyalty or otherwise), the Membership Interests in FH, the US Parties’ relationship with any of the UK Released Parties FH, any other FH Releasees, or the offer, sale or repurchase of the Interests, the Promissory Notes of FH in favor of the Noteholders or the changes in terms to or amendments of the Promissory Notes, or relating to, based upon or connected with any decision, conduct, action, omission or undertaking by any of the UK Released Parties on or prior to the Effective Date or any Legal Requirement of the United States, or any state thereof or of any other U.S. or non-U.S. jurisdiction affecting or relating to the offer, sale or repurchase of the Interests or the modifications or amendments of the Promissory Notes that any of the US Parties, as appropriate, ever had, now has, or claims to have against the UK Released Parties. Notwithstanding the foregoing releases, none of the US Parties waives any rights or claims against any of the UK Released Parties that may arise from any breach of this Agreement by any of the UK Parties. Further, notwithstanding the foregoing releases, none of the US Parties waives any rights or claims against any of the Investors that any of the US Parties may have against any of the Investors that may arise from any breach by any of the Investors of that certain Interest Purchase Agreement, dated as of the date hereof, by and among Publico and the Investors.

3.	Certain Representations and Warranties.

(a) Volitional Action; Knowing Waiver; No Reliance. Each party represents and warrants that: the execution of this Agreement is knowing and voluntary, that such party has read this Agreement and fully understands its meaning and intent, has executed this Agreement without duress, coercion, or undue influence exerted by or on behalf of any person or entity, and that such party’s waivers and releases contained in this Agreement are made knowingly, consciously, and with full appreciation that such party shall be forever foreclosed from pursuing any of the rights so waived and released. Each party further represents and warrants that the Claims waived and released by this Agreement have been waived and released in exchange for consideration in addition to anything of value to which such party is already entitled and that such party has had an opportunity to consult with an attorney prior to execution of this Agreement. Investors represent and warrant that they have not relied upon any legal counsel for FH or Publico for any legal advice with respect to the terms of this Agreement, including the General Release contained herein, or any other matter for any purpose whatsoever.

(b) Ownership of Released Claims. Each party hereby represents and warrants to the other party that such party is the sole and exclusive owner of the Claims being released by this Agreement (except from and to the extent the releasing party attempts to effectuate a release of Claims by third parties not signatory to this Agreement), that the releasing party has not conveyed or assigned any interest in such Claims to any person or entity, and, subject to the ability of the parties to release Claims by third parties not signatory to this Agreement, that such Claims have been fully and effectively released for all purposes. FH and Publico disclaim any representation or warranty as to its power or authority to release Claims of any third party.

(c) Survival of Representations, Warranties, and Covenants. Each of the representations, warranties, and covenants described in this Agreement shall survive the Effective Date and shall continue after the Effective Date in full force and effect thereafter (subject to any applicable statute of limitations).

4.	Miscellaneous.

(a) Certain Definitions.

“Affiliate” means, with respect to any specified natural person, such person’s relatives, beneficiaries, spouse or ex-spouse, and as to any other specified person or entity, any other person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the actions, management, or policies of a person or entity, whether through ownership of voting securities, by contract or otherwise.

“Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational, or administrative constitution, law, order, ordinance, principle of common law, regulation, rule, statute, or treaty.

(b) Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties and all previous discussions, undertakings, representations, promises, negotiations and agreements with respect to the matters included in this Agreement are merged into this Agreement. It is further agreed and understood that this Agreement cannot be changed, altered or amended except in a subsequent writing signed by each of the parties hereto.

(c) Choice of Law; Jurisdiction; Venue. It is further understood and agreed that this Agreement shall be subject to and construed in accordance with the laws of the State of Georgia without regard to conflict of law provisions and not of any other jurisdiction. Each party hereby irrevocably (i) agrees that any legal suit, action, or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in any federal or state court sitting only in Atlanta, Fulton County, Georgia; (ii) waives, to the fullest extent permitted under applicable law, any objections which it may now or hereafter have to the laying of venue of any such proceeding or to the convenience of the forum; and (iii) submits to the exclusive jurisdiction of any federal or state court sitting in Atlanta, Fulton County, Georgia, in any such suit, action or proceeding.

(d) Severability. Should any provision of this Agreement be declared or determined by any court of competent jurisdiction to be unenforceable or invalid for any reason, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected thereby, and the invalid or unenforceable part, term or provision shall be deemed not to be a part of this Agreement.

(e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or by electronic mail in the form of a PDF file shall be as effective as delivery of a manually executed counterpart of this Agreement.

(f) Construction and Interpretation. The headings to the various sections and subsections herein are for convenience only and have no legal effect. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself, or through its agent, prepared the same, and it is expressly agreed and acknowledged that FH, Publico, and Investors and their respective representatives, legal and otherwise, have participated in the preparation of this Agreement.

(g) No Admission. This Agreement shall not be used or construed by any person or entity as an admission of liability, finding or admission that any party’s rights were in any way violated by any other party and this Agreement may not be offered or received in evidence in any action or proceeding as an admission or concession of liability or wrongdoing on the part of any party, except that this Agreement may be so offered or received into evidence to enforce any rights of the parties under this Agreement.

(h) Clarity. Lastly, as a matter of clarity and for the benefit of each of the US Released Parties, notwithstanding the foregoing releases, none of the US Released Parties waives any rights or claims against any of the US Released Parties that he, she, or it may have against any of the other US Released Parties that may arise from any breach by any of the US Released Parties of that certain Exchange Agreement, dated as of the date hereof, by and among certain members of FH and Publico.

[Signatures On Following Page]

IN WITNESS WHEREOF, the undersigned hereunto set their hands and seals on the date first written above.

FH:	FORGEHOUSE, LLC

By: /s/ Jose Alonso Name: Jose Alonso
[PLEASE PRINT]
Its: Manager of TWE International, LLC, its Manager

PUBLICO:	FORGEHOUSE, INC. formerly known as,
MILK BOTTLE CARDS INC.

By: /s/ Alexander Man-Kit Ngan
Name: Alexander Man-Kit Ngan [PLEASE PRINT]

Its: Assistant Secretary

ARNGROVE:	ARNGROVE GROUP HOLDINGS LTD

By: /s/ BG Mileson Name: BG Mileson [PLEASE PRINT]

Its: Director

AFTER ALL:
AFTER ALL LTD.

By: /s/ Bryan Irving
Name: Bryan Irving [PLEASE PRINT]
Its: Director

INVESTORS:
/s/ Paul Grootendorst Name: Paul Grootendorst

/s/ Bryan Irving Name: Bryan Irving

/s/ Brooks Mileson Name: Brooks Mileson

/s/ Ian Morl Name: Ian Morl